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                                                                  EXHIBIT 10.14
                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT, effective as of the 7th day of August 1995, is made by and between Lason Holdings, Inc., a Delaware corporation, hereinafter referred to as "Company," and Donald Gleklen, hereinafter referred to as "Optionee":

         WHEREAS, the Company's Board of Directors (hereinafter referred to as the "Board") has determined that it would be to the advantage and best interest of the Company and its shareholders to grant an option to Optionee in order to attract and retain Optionee's services as a director of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

         GRANT OF OPTION.

         SECTION 1.1 - GRANT OF OPTION

         Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the option to purchase (the "Option") up to 5,000 shares of its Class A-1 Common Stock, par value $.01 per share ("Class A-1 Common").

         SECTION 1.2 - PURCHASE PRICE

         The purchase price of the shares of stock covered by the Option shall be one ($1.00) dollar per share without commission or other charge.

         SECTION 1.3 - ADJUSTMENTS AND OPTIONS

         In the event that the outstanding shares of the stock of the Company subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company, by reason of recapitalization, reclassification, stock split-up, stock dividend, or a combination of shares, the Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding- off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Board shall be final and binding upon the Optionee, the Company, and all other interested persons.

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                                   ARTICLE II

         PERIOD OF EXERCISABILITY

         SECTION 2.1 - COMMENCEMENT OF EXERCISABILITY

         The Option shall become exercisable in five (5) cumulative installments, with the first installment becoming exercisable on the first anniversary of the date of this Stock Option Agreement.

         SECTION 2.2 - EXPIRATION OF OPTION

         The Option may not be exercised to any extent after the first to occur of the following events:

                 A) The expiration of ten (10) years from the date of this Stock Option Agreement; or

                 B) The expiration of three (3) months from the date that Optionee is no longer a Director of the Company; or

                 C) The effective date of either the merger or consolidation of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation of eighty (80%) percent or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, liquidation, or dissolution, the Board shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 2.2.

         SECTION 2.3 - ACCELERATION OF EXERCISABILITY

         In the event of the merger or consolidation of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation of eighty (80%) percent or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, this Option shall be exercisable as to all the shares covered hereby during the ten
(10) days immediately preceding the effective date of such event (notwithstanding that this Option may not yet have become fully exercisable under Section 2.1; provided, however, that this acceleration of exercisability shall not take place if the Option has become unexercisable under Section 2.2 prior to said effective date.

         The Board may make such determinations and adopt such rules and conditions as it, in





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its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

                                  ARTICLE III

         EXERCISE OF OPTIONS

         SECTION 3.1 - PERSON ELIGIBLE TO EXERCISE

         During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.2, be exercised by his personal representative, or by any person empowered to do so under the Optionee's will, or under the then applicable laws of descent and distribution.

         SECTION 3.2 - PARTIAL EXERCISE

         Any exercisable portion of the Option, or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.2; provided, however, that each partial exercise shall be for not less than one thousand (1,000) shares.

         SECTION 3.3. - MANNER OF EXERCISE

         The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or to the Secretary's office of all of the following prior to the time the Option or such portion becomes unexercisable under Section 2.2:

                 A) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Board; and

                 B) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; and

                 C) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that
         (i) the shares of stock are being acquired for his own account for investment, and without any present intention of distributing or reselling such shares or any of them, except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, (ii) Optionee is sophisticated in financial matters and is able to evaluate the risks and benefits of his



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         investment, (iii) Optionee is able to bear the economic risk of his investment for an indefinite period of time, (iv) Optionee has had an
         opportunity to ask     questions and receive answers concerning this
         Option and the Company, and (v) Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense, or liability resulting to the Company if any sale or distribution of the shares is contrary to the representation and agreement referred to above. In addition, the Board may issue stop-transfer orders covering the shares and shall include an appropriate legend on the stock certificate referring to the provisions of this Subparagraph C and the agreements herein.

                 D) In the event the Option or portion shall be exercised pursuant to Section 3.1 by any person or persons other than the Optionee, the appropriate proof of the right of such person or persons to exercise the Option.

         SECTION 3.4 - RIGHTS OF SHAREHOLDER

         The holder of the Option shall not be nor have any of the rights or privileges of a shareholder of the Company in respect to any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                   ARTICLE IV

         SECTION 4.1 - OPTION NOT TRANSFERABLE

         Neither the Option nor any interest or right therein, or part thereof, shall be liable for the debts, contracts, or engagement of the Optionee, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any intended disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

         SECTION 4.2 - SHARES TO BE RESERVED

         The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

         SECTION 4.3 - NOTICES

         Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Optionee


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shall be addressed to him at the address given beneath his signature hereto.
By notice hereby given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to Optionee shall if Optionee is then deceased be given to Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, and deposited (with postage prepaid) in a post office or a branch post office regularly maintained by the United States Postal Service.

         SECTION 4.4 - ENTIRE AGREEMENT

         This Agreement contains the entire Agreement between the parties with respect to the matters contemplated hereby and supersedes all prior and contemporaneous agreements or understandings between the parties relating to the subject matter hereof. This Agreement may not be modified or amended, except in writing signed by the party against whom the enforcement of the modification or amendment is sought.

         SECTION 4.5 - COUNTERPARTS

         This Agreement may be executed in separate counterparts each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

         SECTION 4.6 - CHOICE OF LAW

         The corporations law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, and interpretation of this Agreement will be governed by the internal law and not the law of conflicts of the State of Michigan.





                        (signatures begin on next page)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                                 LASON HOLDINGS, INC.,





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                                                       A DELAWARE CORPORATION



                                                   By:/s/ Robert A. Yanover
                                                      -------------------------
                                                      Robert A. Yanover
                                                      Chairman of the Board


                                                      "OPTIONEE"



                                                   By:/s/ Donald Gleklen
                                                      -------------------------
                                                      Donald Gleklen
                                                      212 Jeffrey Lane
                                                      Newton Square, PA 19073


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